Exhibit 10.8
REVOLVING PROMISSORY NOTE

$1,000,000,000	San Antonio, Texas	November 10, 2005
     FOR VALUE RECEIVED AND ON DEMAND, OR IF NO DEMAND IS SOONER MADE, THEN ON AUGUST 10, 2010, Clear Channel Communications, Inc., a Texas corporation (“Maker”), promises to pay to the order of Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”; the Company and any subsequent holder of this Note being referred to herein as “Payee”), at its principal offices in Phoenix, Maricopa County, Arizona, or at such other place as Payee may hereafter designate in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of ONE BILLION AND NO/100 DOLLARS ($1,000,000,000) or if more or less than such amount, the aggregate unpaid principal amount of all funds transferred by the Payee to Maker, for the account of Maker, and evidenced hereby, together with interest on the unpaid balance of said principal amount from time to time remaining outstanding (as determined once each monthly period, or shorter period, if applicable, on the average daily outstanding amount thereof) from the date hereof until maturity, in like money, in immediately available funds, at a rate per annum equal to the lesser of the (i) the Contract Rate and (ii) the Maximum Rate, in each case, as determined by the Maker on the last day of each corresponding monthly period (or shorter, if applicable) for the applicable monthly period. Interest on this Note that is calculated at the Contract Rate shall be calculated at a rate per annum based upon the actual number of days elapsed over a year of 365 or 366 days, as applicable.
     recapture. Notwithstanding the foregoing, if during any period the Contract Rate exceeds the Maximum Rate for the period of time in which the Contract Rate would otherwise be in effect, the rate of interest in effect on this Note shall be limited to the Maximum Rate during each such period, but at all times thereafter the rate of interest in effect on this Note shall be the Maximum Rate until the total amount of interest accrued on this Note equals the total amount of interest that would have accrued on this Note if the Contract Rate had at all times been in effect for such applicable period.
     payments. Until demand for payment of this Note has been made or this Note has otherwise matured pursuant to other provisions hereof (at which time the outstanding principal balance of this Note and all interest accrued and unpaid thereon shall be due and payable), accrued and unpaid interest on the outstanding and unpaid principal balance of this Note shall be due and payable on the 15th day following each preceding monthly period, and at the maturity of this Note, howsoever such maturity shall occur, with the first such scheduled payment of accrued interest on this Note being due and payable on December 15, 2005. The Payee is the maker, and the Maker is the payee, pursuant to the terms of that certain promissory note of even date herewith (the “Tandem Note”), which contains terms and provisions substantially similar to this Note. It is contemplated that on each scheduled due date and at maturity, however that shall occur, of this Note and the Tandem Note that the respective amounts owed on this Note and the Tandem Note, including accrued interest thereon, will be offset against each other, with the maker on the note that continues to have a balance due on its note, after giving effect to such offset, being then required to remit such difference to the then applicable payee.
     prepayments. Maker may prepay, in whole or part, the unpaid principal balance of this Note without premium or penalty; provided that, together with Maker’s prepayment of such principal amount, Maker shall pay all interest accrued, previously due and unpaid on the amount of such principal prepayment (as determined in accordance with the terms of this Note).
     payment administration. All payments on this Note shall be received by Payee not later than 10:00 a.m. San Antonio, Texas time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). If the due date of any payment under this Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be
Cash Management Note: Maker – CCO

payable for any principal so extended for the period of such extension. All payments and prepayments on this Note shall be applied first to previously due and unpaid accrued interest, and the balance, if any, to principal; but no such payment or prepayment shall defer or delay any payment then or thereafter due on this Note.
     definitions. Unless otherwise herein provided, capitalized terms used herein shall have the meanings assigned to them in the Credit Agreement; provided, however, that for purposes of this Note, the following terms shall have the respective meanings as follows:
     “Acceleration Event” means any event so designated and described hereinafter in this Note, inclusive of cure periods and/or notice provisions, if any, expressly provided therefor.
     “Applicable Law” means the law in effect, from time to time, applicable to the transaction evidenced by this Note that lawfully permits the receipt, contracting for, charging and collection of the highest permissible lawful, non-usurious rate of interest on this Note and the transactions evidenced hereby, and arising in connection herewith, including laws of the State of Texas and, to the extent controlling, the federal laws of the United States of America. To the extent that Applicable Law is determined by reference to Chapter 303 of the Texas Finance Code, as amended, the interest ceiling applicable hereto and in connection herewith shall be the “indicated” (weekly) rate ceiling from time to time in effect as referred to therein; provided, however, it is agreed that the terms hereof, including the rate, or index, formula or provision of law used to compute the rate in connection herewith, will be subject to the revisions as to current and future balances, from time to time, pursuant to Applicable Law. It is further agreed that in no event shall Chapter 346 of the Texas Finance Code, as amended, apply to this Note or the transactions evidenced thereby, and arising in connection therewith.
     “Business Day” means any day on which commercial banks are not required or authorized to close in San Antonio, Texas.
     “CCU” means Clear Channel Communications, Inc., a Texas corporation, and its successors.
     “Contract Rate” means the variable per annum rate of interest equal to the average one-month generic treasury bill rate for the applicable period, which generic treasury bill rate will be determined using the Bloomberg screen GBM<GOVT>GPO, or if such service and screen, or such rate information from such service or screen, is not available at any relevant time of determination, then “generic treasury bill rate” will be determined from such source or sources as CCU deems reasonable.
     “Credit Agreement” means that certain Credit Agreement dated as of July 13, 2004, among CCU, certain subsidiaries of CCU as offshore borrowers, Bank of America, N.A., as administrative agent, and the lenders from time to time party thereto, as amended, supplemented, replaced, restated or otherwise modified from time to time and in effect, whether in whole or part or evidenced by one or more other agreements.
     “Maximum Rate” means, on any day, the maximum lawful non-usurious rate of interest (if any) that, under Applicable Law, Payee is permitted or authorized to contract for, charge, collect, receive, reserve or take from or of Maker on the indebtedness evidenced by this Note from time to time in effect, including changes in such Maximum Rate attributable to changes under Applicable Law that permit a greater rate of interest to be contracted for, charged, collected, received, reserved or taken as of the effective dates of the respective changes; provided, however, to the extent that Applicable Law does not provide for such a maximum rate, then during such periods and for the purpose of the second complete paragraph of this Note, the term “Maximum Rate” shall mean a per annum rate equal to the Contract Rate plus 10%.
Terms otherwise defined herein, whether expressly, by reference or otherwise, and used herein are so used as so defined.
Cash Management Note: Maker – CCO

     inter-company arrangements. This Note evidences funds from time to time transferred to the Maker, for the Maker’s account, by Payee. It is contemplated that by reason of prepayments or adjustments hereon, there may be times when no indebtedness is owing hereunder; but notwithstanding such occurrences, this Note shall remain valid and shall be in full force and effect as to amounts from time to time owed by Maker to Payee under this Note subsequent to each such occurrence. The records of Maker shall be conclusive evidence, absent manifest error, of funds transferred by Payee to Maker that are evidenced hereby, the payments and other applications thereon and the outstanding unpaid amounts of principal thereof and accrued interest thereon.
     defaults and related remedies. Upon the occurrence of any of the following events or occurrences, each of which is hereby designated an “Acceleration Event,” and in addition to all other rights and remedies of Payee, including, without limitation, the right to make demand on this Note at any time and without regard to the existence or non-existence of any event or occurrence other than the making of such demand, and not in diminution of any other rights and remedies of the Payee, the Payee shall have the respective rights with respect to the acceleration of the maturity of this Note prior to any other date or dates specified herein:
     (A) Maker fails to pay, when due, any principal hereof or accrued interest hereon; or
     (B) Maker fails to comply with any other material term, condition or covenant of this Note, which has not been cured within ten (10) days following the delivery of notice of such default by the Payee to the Maker; or
     (C) Maker shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against Maker seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property, and in the case of any such proceedings instituted against Maker (but not instituted by it), either such proceedings shall remain undismissed or unstayed for a period of 30 days or any of the actions sought in such proceedings shall occur; or the Maker shall take any action to authorize any of the actions set forth above in this clause (C);
then, upon the occurrence of any of the events or occurrences specified in the foregoing clauses (A) or (B), the Payee at its option may declare the entire outstanding and unpaid principal balance of this Note and all interest accrued and unpaid thereon, and all other earned amounts payable under this Note, to be forthwith due and payable, whereupon such principal balance of this Note, all such interest and all such other amounts, shall become and be forthwith due and payable without presentment, demand, protest, or further notice of any kind (including, without limitation, notice of default, notice of intent to accelerate maturity and notice of acceleration of maturity), all of which are hereby expressly waived by the Maker and, upon the occurrence on the event or occurrence specified in the foregoing clause (C), the entire outstanding and unpaid principal balance of this Note, all interest accrued and unpaid thereon, and all such other earned amounts payable under this Note, shall automatically become and be immediately due and payable, without presentment, demand, protest, or any notice of any kind (including, without limitation, notice of default, notice of intent to accelerate maturity and notice of acceleration of maturity), all of which are hereby expressly waived by the Maker.
     enforcement costs. If this Note is collected by suit or through the bankruptcy court, or any judicial proceeding, or if this Note is not paid at maturity, howsoever such maturity may occur, and it is placed in the hands of an attorney for collection (whether or not suit or other legal proceedings are commenced by such attorney), then Maker agrees to pay, in addition to all other amounts owing hereunder, the collection costs and reasonable attorneys’ fees of Payee.
     compliance with applicable law. It is the intent of Payee and Maker in the execution and performance of this Note to remain in strict compliance with Applicable Law from time to time in effect.
Cash Management Note: Maker – CCO

In furtherance thereof, Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note or any other documents now or hereafter securing or otherwise relating to this Note (collectively, the “Subject Documents”) shall ever be construed to create a contract to pay for the use, forbearance or detention of money with interest at a rate or in an amount in excess of the Maximum Rate or maximum amount of interest permitted or allowed to be contracted for, charged, received, taken or reserved under Applicable Law. For purposes of this Note and each of the other Subject Documents, “interest” shall include the aggregate of all amounts that constitute or are deemed to constitute interest under Applicable Law that are contracted for, taken, charged, reserved, received or paid under this Note or any of the other Subject Documents. Maker shall never be required to pay unearned interest and shall never be required to pay interest at a rate or in an amount in excess of the Maximum Rate or maximum amount of interest that may be lawfully contracted for, charged, received, taken or reserved under Applicable Law, and the provisions of this paragraph shall control over all other provisions of this Note and each of the other Subject Documents, that may be in actual or apparent conflict herewith. If the maturity of this Note is accelerated for any reason, or if under any other contingency the interest effective rate or amount of interest that would otherwise be payable under this Note or any of the other Subject Documents would exceed the Maximum Rate or maximum amount of interest Payee is permitted or allowed by Applicable Law to charge, contract for, take, reserve or receive, or in the event Payee shall charge, contract for, take, reserve or receive monies that are deemed to constitute interest that would, in the absence of this provision, increase the effective interest rate or amount of interest payable under this Note or any of the other Subject Documents to a rate or amount in excess of that permitted or allowed to be charged, contracted for, taken, reserved or received under Applicable Law then in effect, then the principal amount of this Note or the amount of interest that would otherwise be payable under this Note, or both, shall be reduced to the amount allowed under Applicable Law as now or hereinafter construed by the courts having jurisdiction, and all such monies so charged, contracted for, taken, reserved or received that are deemed to constitute interest in excess of the Maximum Rate or maximum amount of interest permitted by Applicable Law shall immediately be returned to or credited to the account of Maker upon such determination. Payee and Maker further stipulate and agree that, without limitation of the foregoing, all calculations of the rate or amount of interest contracted for, charged, taken, reserved or received under this Note or any of the other Subject Documents that are made for the purpose of determining whether such rate or amount exceeds the Maximum Rate, shall be made to the extent not prohibited by Applicable Law, by amortizing, prorating, allocating and spreading during the period of the full stated term of this Note, all interest hereon at any time contracted for, charged, taken, reserved or received from Maker or otherwise by Payee.
     reinstatement. To the extent that the Maker makes a payment or payments to the Payee or the Payee enforces any lien, security interest, encumbrance, guaranty or claim, and such payment or payments or the proceeds of such enforcement, or any part thereof, are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or other person or entity under any law or equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all rights, remedies and liens therefor, shall be revived and shall continue in full force and effect as if such payment had not been made or such enforcement had not occurred.
     certain waivers, etc. Maker and all sureties, endorsers and guarantors of this Note severally waive grace, notice of non-payment, presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor or default, notice of intent to accelerate maturity, notice of acceleration of maturity and all other such notices, filing of suit and diligence in collecting and bringing suit on this Note or enforcing any of the security herefor, and agree to any substitution, exchange or release of any such security, the release of any party primarily or secondarily liable hereon and further agree that it will not be necessary for Payee, in order to enforce payment of this Note, to first institute suit or exhaust its remedies against any security herefor, and consent to any one or more extensions, renewals, rearrangements, partial payments, or postponements of time of payment of this Note on any terms or any other indulgences with respect hereto, without notice thereof to any of them. The nonexercise or delay by Payee of any of its rights, remedies or powers hereunder or with respect hereto in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. Neither a single or partial exercise of any such right, remedy or power by the Payee, nor any abandonment or discontinuance of steps to enforce such right, remedy or power, shall preclude any other or further exercise thereof or the exercise of any other right,
Cash Management Note: Maker – CCO

remedy or power. No course of dealing between the Payee and the Maker shall operate as a waiver of any right, remedy or power of the Payee.
     margin compliance. Further, the Maker warrants and represents to the Payee that no amounts advanced or borrowed hereunder shall be used for the purchase or carrying, directly or indirectly, of any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System. Further, Maker covenants that it will not take or permit any action that would involve the Payee in a violation of any of the foregoing Regulations or a violation of the Securities Exchange Act of 1934, as amended, in each case as now or hereafter in effect.
     governing law. This Note shall be governed by, and construed in accordance with, the internal laws of the State of Texas and, to the extent controlling, applicable federal laws of the United States of America; provided, however, in no event shall Chapter 346 of the Texas Finance Code, as amended and in effect, apply to this Note or any transaction provided herein or contemplated hereby.
{Signature Page Follows}
Cash Management Note: Maker – CCO

     IN WITNESS WHEREOF, Maker has executed and delivered this Note effective as of the date and year first written above.

CLEAR CHANNEL COMMUNICATIONS, INC.

By:	/s/ Mark P. Mays

Name: Mark P. Mays
Title: President and Chief Executive Officer
Cash Management Note: Maker – CCO